Exhibit 10.1(b)

AMENDMENT TO

STOCK PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT is made as of this 30th day of October, 2007 (this “Amendment”) by and between BCSP IV U.S. Investments, L.P., a Delaware limited partnership (“Seller”) and (i) Behringer Harvard One Financial Plaza Chicago, LLC, a Delaware limited liability company, (ii) Behringer Harvard 10/120 South Riverside Plaza, LLC, a Delaware limited liability company and (iii) Behringer Harvard 200 South Wacker Drive, LLC, a Delaware limited liability company (collectively, “Purchaser”, and together with Seller, the “Parties”), and amends that certain Stock Purchase and Sale Agreement between Seller and Behringer Harvard Operating Partnership I LP (“Assignor”), which subsequently assigned its interest to Purchaser, dated as of August 15, 2007 (the “Agreement”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.

RECITALS

A.            Seller and Purchaser desire to amend certain terms of the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.             Closing Date. The Closing Date shall be November 1, 2007. It is the intention of the Parties that this provision shall supersede those provisions of that certain letter agreement of Seller and Assignor dated September 15, 2007 related to the setting of the Closing Date.

2.             Prorations. If any of the items subject to proration under the provisions of the Agreement cannot be prorated at the Closing because of the unavailability of the information reasonably necessary to estimate such proration, or if any errors in the computations of any such prorations are discovered subsequent thereto, then such items shall be prorated and such errors corrected as soon as practicable and the proper party reimbursed; provided, however, that any such prorations will be made within forty-five (45) days after the Closing Date or not at all. The provisions of this paragraph shall survive the Closing.

3.             Reaffirmation of Representations made by 10/120 Ground Lessor and 10/120 Ground Lessee. Reference is hereby made to that certain Consent Agreement (the “Consent Agreement”) to be entered into at Closing by and between 10/120 Ground Lessor and 10/120 Ground Lessee (herein referred to collectively as the “10/120 Borrower”) and the Lender with respect to the 10/120 South Riverside Property (the “10/120 Lender”) and, in particular, to the 10/120 Borrower’s reaffirmation of representations and warranties set forth in the first sentence of Section 1.25 of the Consent Agreement (the “Reaffirmation”). In addition to the other indemnification obligations of Seller contained in the Agreement, Seller hereby agrees to indemnify and hold harmless the 10/120 Borrower for any loss it incurs as a result of a claim made by the 10/120 Lender that the 10/120 Borrower breached the Reaffirmation in respect of any one or more of the following Sections of the Loan Agreement (as defined in the Consent Agreement): 3.1.2, 3.1.3, 3.1.4, 3.1.5, 3.1.6, 3.1.8, 3.1.10 (first sentence only), 3.1.15, 3.1.17 (second sentence only), 3.1.18, 3.1.23, 3.1.24, 3.1.27, 3.1.29, 3.1.31, 3.1.34, 3.1.37, 3.1.39,

3.1.41 and 3.1.42. The indemnification obligation set forth in the preceding sentence shall only apply if, as and to the extent that the breach of the Reaffirmation related to the state of facts (including the constitution of the 10/120 Borrower) immediately prior to the Closing and shall otherwise be subject to the provisions of Sections 5.5.3 and 5.5.4 of the Agreement (including, without limitation, that a claim for indemnification hereunder must in all events be made prior to the date which is twelve (12) months after the Closing), all as if such indemnification obligation were included as a part of Section 5.5.2 of the Agreement.

4.             Miscellaneous. Except as otherwise expressly modified in this Amendment, the terms and conditions of the Agreement are and shall remain in full force and effect. The Agreement, as modified hereby, is affirmed. In the event of any conflict or inconsistency between the terms and provisions of the Agreement and the terms and provisions of the Amendment, the terms and provisions of this Amendment shall govern and control. The term “Agreement” as used herein and in the Agreement shall mean the Agreement as modified by this Amendment and as same may be further modified or amended. This Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original. In addition, the parties acknowledge and agree that facsimile signatures shall be deemed valid and binding, and thereafter, upon request of either party, each party agrees to deliver original signed copies of this Amendment to the other party.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SELLER

BCSP IV U.S. INVESTMENTS, L.P., a Delaware limited partnership

By: BCSP REIT IV, Inc., a Maryland corporation, its general partner

By:
William A. Bonn
Senior Managing Director, General Counsel and Assistant Secretary

[Signature pages continue]

PURCHASER:

BEHRINGER HARVARD 200 SOUTH WACKER DRIVE, LLC, a Delaware limited liability company

By:
Name:
Title:

BEHRINGER HARVARD 10/120 SOUTH RIVERSIDE PLAZA, LLC, a Delaware limited liability company

By:
Name:
Title:

BEHRINGER HARVARD ONE FINANCIAL PLAZA CHICAGO, LLC, a Delaware limited liability company

By:
Name:
Title: